SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 7, 2012

HUNT GLOBAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53515	51-0541963
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer incorporation) Identification Number)

24 Waterway Avenue, Suite 200, The Woodlands, TX 77380
(Address of Principal Executive Offices) (Zip Code)

281-825-5000
Registrant's telephone number, including area code
____
(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We completed a private placement of $3.0 million of Secured Short Term Notes with a group of investors in February 2012.  The Notes have a term of six months, bear interest at a rate of 10% per annum with a premium payment of between 5% of the face amount and 10% of the face amount if paid off early. The Company has currently drawn down $2.6 million of the $3.0 million.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the private placement of $3.0 million of Secured Short Term Notes with a group of investors in February 2012, we issued to those investors an aggregate of 3,000,000 shares of treasury common stock base on a ratio of 1 share of common stock for each $1.00 of debt.   Since these shares of common stock were treasury stock, there was no dilution event. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act.  The certificates to be issued for this unregistered security will contain a legend stating that the security has not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the security. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in this transaction. This transaction did not involve a public offering. The recipients were knowledgeable about our operations and financial condition.  The recipients had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lisa A. Hunt resigned from her position as Director, President and as the Co-Executive Chairwoman of the Board of Directors of the Company and all subsidiaries of Hunt Global Resources, Inc.

Jewell S. Hunt resigned from his position as Director, Secretary and Chairman of the Board of Directors of the Company and all subsidiaries of Hunt Global Resources, Inc.

Michael P. Horne resigned from his position as a Director.  Mr. Horne remains our Chief Financial Officer and Principal Accounting Officer.

Amended Employment Agreement between Hunt Global, George Sharp and Crown Financial LLC.

George Sharp remains our Chief Executive Officer and Director and has been appointed as our Chairman of the Board of Directors.  We have entered into an amended employment agreement with Mr. Sharp whereby his monthly compensation was reduced by $15,000. Beginning January 1, 2013 and continuing for twelve consecutive months through December 31, 2013, Mr. Sharp shall receive $35,000.00 per month as a contract severance fee.

Employment Agreement between Hunt Global and Joseph S. Compofelice.

In February 2012, we appointed Joseph S. Compofelice to be our President effective immediately and as director no later than March 30 2012.  The employment agreement between us and Joseph S. Compofelice is effective January 12, 2012 as to execution. We have agreed to appoint Joseph S. Compofelice as our Chief Executive officer later this year when Mr. Sharps contract expires.  The employment agreement has a term of three years.   He has served as a consultant to the Company since December 15, 2011.

Mr. Compofelice has served as Managing Director of Houston Capital Advisors, a boutique financial advisory, mergers and acquisitions investment banking service since January 2004. Mr. Compofelice served as Chairman of the Board of Trico Marine Service, a provider of marine support vessels serving the international natural gas and oil industry, from 2004 to 2010 and as its Chief Executive Officer from 2007 to 2010.  Mr. Compofelice was President and Chief Executive Officer of Aquilex Services Corp., a service and equipment provider to the power generation industry, from October 2001 to October 2003. From February 1998 to October 2000 he was Chairman and CEO of CompX International Inc., a provider of components to the office furniture, computer and transportation industries. From March 1994 to May 1998 he was Chief Financial Officer of NL Industries, a chemical producer, Titanium Metals Corporation, a metal producer and Tremont Corp. Mr. Compofelice is currently a member of the Board of Directors of Contango Ore, Inc a development stage company, whose primary business is to explore for minerals in the State of Alaska. Mr. Compofelice received his BS at California State University at Los Angeles and his MBA at Pepperdine University.

Mr. Compofelice will receive a minimum annual base salary of $360,000. He will be eligible to participate in Company’s annual cash incentive plan at a target annual bonus of 150% of base salary.

We have agreed to further compensate Mr. Compofelice with common stock.  He has been granted an award of Restricted Common Stock in the Company in an amount equal to 4% of the fully diluted stock. As of December 31, 2011 the approximate amount of the fully diluted shares of the Company is 188 million shares. The award of Restricted Common Stock to the Executive is 7.5 million shares.  The Vesting Schedule for such shares will be 3.75 million shares on the effective date of the employment agreement; 1.875 million shares twelve months after the effective date and 1.875 million shares 36 months after the effective date.  The full amount of the awarded shares is subject to dilution protection until such shares are sold or until such time as the employment of Mr. Compofelice is terminated.

Mr. Compofelice has been providing consulting services to the Company beginning December 15, 2012. The Company agrees to compensate him at the rate of $30,000 per month during the intended consulting period from December 15, 2011 to March 30, 2012.

If there is a change of control of the Company, then Mr. Compofelice will be entitled to a lump sum cash bonus to be determined under a formula in his employment agreement.

Appointment of Manfred Sternberg as a Director.

In February 2012, we appointed Manfred Sternberg as a Director. Since 2010 to the present, Mr. Sternberg has served as the Chief Executive Officer of Zebec Data Systems, Inc. a leading provider of information technology services to the healthcare, financial service and government industry sectors. From 1998 to 2007, Mr. Sternberg served as a founder and executive of Bluegate Corporation, a publicly traded firm that provided information technology outsourcing services to the healthcare industry. In 2006, Mr. Sternberg was appointed by Texas Governor Rick Perry to the Southern Governor Association (SGA) Gulf Coast Health Information  Technology Task Force as the Texas public representative. Most recently, Mr. Sternberg completed a two year Pro Bono Texas Gubernatorial Appointment as the first Chairman of the Texas Health Services Authority. Mr. Sternberg is a graduate of Tulane University and obtained his law degree from LSU Law School. Mr. Sternberg has maintained a law practice in the State of Texas since 1987.

Mr. Sternberg currently owns 384,483 shares of common stock, and, 3,621 shares of Series A Preferred Stock which is convertible into 753,240 shares of common stock.

Item 7.01 Regulation FD Disclosure.

On February 8, 2012, we issued a press release announcing changes in management.  A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number                                 Exhibit Name

10.1                                                      Employment Agreement of Joseph S. Compofelice.

10.2                                                      Amended Employment agreement of George T. Sharp.

10.3                                                      Form of loan agreement.

10.4                                                      Form of stock receipt.

99.1                                                      Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HUNT GLOBAL RESOURCES, INC.

February 10, 2012

By: /s/ George Sharp
/s/George T. Sharp
George T. Sharp, Chief Executive Officer